UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Employment Agreement with Eric J. Egenhoefer.  On December 17, 2014, Waterstone Mortgage Corporation, a wholly-owned subsidiary of WaterStone Bank SSB, which is a wholly-owned subsidiary of Waterstone Financial, Inc. (the "Company"), entered into an employment agreement (the "Agreement") with Eric J. Egenhoefer, President and Chief Executive Officer of Waterstone Mortgage Corporation, for a term continuing through December 31, 2017 (the "Initial Term"). The Agreement will be extended at the end of each year for a period of one year (the "Extended Term") unless terminated as provided in the Agreement. Under the Agreement, Mr. Egenhoefer is entitled to a base salary, which will be $300,000, effective January 1, 2015 and participation in company-wide employee benefits, including Waterstone Mortgage Corporation's 401(k) Plan and other qualified and non-qualified plans that may be maintained by the company.  Mr. Egenhoefer is also entitled to annual bonus compensation pursuant to the bonus formula set forth in the Agreement.

Mr. Egenhoefer may terminate his employment for "good reason," which includes any material breach of the Agreement by Waterstone Mortgage Corporation, including the failure, without "good cause" (as defined in the Agreement), to pay the amounts due under the Agreement on a timely basis.  In the event the Agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. Egenhoefer's employment for any reason other than "good cause," Mr. Egenhoefer will be entitled to receive his base salary through the Initial Term or, if the termination occurs during an Extended Term, payments will continue through the Extended Term.  In the event of termination due to disability, Mr. Egenhoefer will receive any unpaid base salary earned prior to the effective date of termination and reimbursement of expenses to which Mr. Egenhoefer is entitled.  In the event of Mr. Egenhoefer's death during the term of the Agreement, the Agreement will terminate with no payment of severance compensation to Mr. Egenhoefer's estate.  Similarly, in the event of his termination for good cause, Mr. Egenhoefer will not be entitled to any severance compensation.

In the event of Mr. Egenhoefer's termination of employment, the Agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers' business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information or competing with Waterstone Mortgage Corporation for one year following termination of employment.

Item 9.01.                          Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)            Exhibits:

Exhibit Number	Description

10.1	Employment Agreement between Waterstone Mortgage Corporation and Eric J. Egenhoefer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: December 23, 2014	/s/ William F. Bruss
Name: Willian F. Bruss
Title: Chief Operating Officer and Corporate Secretary